FREE WRITING PROSPECTUS
RFMSI SERIES 2006-S8 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-S8

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor (Commission File No. 333-131201)

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION
Trustee

BNP PARIBAS SECURITIES CORP.
Lead Underwriter

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE
SECURITIES  AND EXCHANGE  COMMISSION,  OR SEC,  FOR THE  OFFERING TO WHICH THIS  COMMUNICATION
RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT  REGISTRATION
STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR  MORE  COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE
BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE  OFFERING  WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1 (888) 415-9217.

THE  INFORMATION  IN THIS  FREE  WRITING  PROSPECTUS,  IF  CONVEYED  PRIOR TO THE TIME OF YOUR
CONTRACTUAL  COMMITMENT  TO  PURCHASE  ANY OF THE  CERTIFICATES,  SUPERSEDES  ANY  INFORMATION
CONTAINED IN ANY PRIOR SIMILAR  MATERIALS  RELATING TO THE  CERTIFICATES.  THE  INFORMATION IN
THIS FREE WRITING  PROSPECTUS IS  PRELIMINARY,  AND IS SUBJECT TO  COMPLETION OR CHANGE.  THIS
FREE  WRITING  PROSPECTUS  IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION
ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS FREE WRITING  PROSPECTUS  AND THE
FREE  WRITING  PROSPECTUS  SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE  THE  CERTIFICATES,
WHEN,  AS AND IF  ISSUED.  ANY SUCH OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND
WILL NOT  CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE  ANY OF THE  CERTIFICATES,
UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE
ISSUING  ENTITY IS NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE
UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS
OF THE  UNDERWRITING  AGREEMENT WITH THE DEPOSITOR AND THE  AVAILABILITY OF SUCH  CERTIFICATES
WHEN,  AS AND IF  ISSUED  BY THE  ISSUING  ENTITY.  YOU ARE  ADVISED  THAT  THE  TERMS  OF THE
CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE  MORTGAGE  LOAN POOL  BACKING  THEM MAY CHANGE
(DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY
BECOME  DELINQUENT  OR  DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT
MORTGAGE LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF  CERTIFICATES  MAY BE
SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE  OR  AVAILABILITY  OF A FINAL
PROSPECTUS.   YOU  ARE   ADVISED   THAT   CERTIFICATES   MAY  NOT  BE  ISSUED  THAT  HAVE  THE
CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION  TO SELL SUCH
CERTIFICATES  TO  YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE
CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES NOT
DELIVER SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY
NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER  ALL OR ANY  PORTION OF THE
CERTIFICATES  WHICH YOU HAVE  COMMITTED  TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR ANY
UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR  DAMAGES  WHATSOEVER  ARISING  FROM OR RELATED TO
SUCH NON-DELIVERY.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS:

ANY  LEGENDS,  DISCLAIMERS  OR OTHER  NOTICES  THAT MAY  APPEAR  AT THE  BOTTOM  OF THE  EMAIL
COMMUNICATION  TO WHICH  THIS  FREE  WRITING  PROSPECTUS  IS  ATTACHED  RELATING  TO (1) THESE
MATERIALS NOT  CONSTITUTING  AN OFFER (OR A SOLICITATION OF AN OFFER),  (2) NO  REPRESENTATION
THAT THESE  MATERIALS  ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE  MATERIALS
POSSIBLY BEING  CONFIDENTIAL  ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED.
SUCH LEGENDS,  DISCLAIMERS OR OTHER NOTICES HAVE BEEN  AUTOMATICALLY  GENERATED AS A RESULT OF
THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

RFMSI 06-S8 FINAL STRUCTURE                                                                               DEAL SUMMARY REPORT

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Assumptions
------------------------------------------------------------------------------------------------------------------------------------
Settlement                      28-Sep-06 Prepay                       300 PSA
1st Pay Date                    25-Oct-06

------------------------------------------------------------------------------------------------------------------------------------

Tranche          Balance       Coupon         Principal     Avg                                                             Dated
Name                                           Window      Life         Notes                                                Date
------------------------------------------------------------------------------------------------------------------------------------
A6              37,400,000.00            6   10/11 - 08/36      11.15   Super Senior NAS                                  01-Sep-06
A5               2,600,000.00            6   10/11 - 08/36      11.15   Senior Support NAS                                01-Sep-06
R1                        100            6   10/06 - 10/06       0.08   Residual                                          01-Sep-06
R2                         50            6   10/06 - 10/06       0.08   Residual                                          01-Sep-06
R3                         50            6   10/06 - 10/06       0.08   Residual                                          01-Sep-06
A2              25,000,000.00         5.63   10/06 - 08/14       3.61   Senior Sequential Floater                         25-Sep-06
A3              25,000,000.00         1.87   10/06 - 08/14       3.61   Senior IO Inverse, Notional Balance               25-Sep-06
A8              60,000,000.00          5.5   10/06 - 02/10       2.07   Senior Sequential                                 01-Sep-06
A9               5,000,000.00            6   10/06 - 02/10       2.07   Senior Sequential IO, Notional Balance            01-Sep-06
A10             58,750,000.00            6   02/10 - 08/14       5.19   Senior Sequential                                 01-Sep-06
A7               6,250,000.00            0   10/06 - 08/14       3.61   Senior Sequential PO                              01-Sep-06
A1              34,400,000.00          5.5   10/08 - 11/12       4.11   Senior Sequential                                 01-Sep-06
A4               2,866,666.66            6   10/06 - 11/12       4.11   Senior Sequential IO, Notional Balance            01-Sep-06
A13             50,000,000.00         5.68   10/06 - 08/14       3.34   Senior Sequential Floater                         25-Sep-06
A14             12,600,000.00      7.26984   10/06 - 08/14       3.34   Senior Inverse Floater                            25-Sep-06
A15              8,546,000.00            6   10/06 - 08/14       3.61   Senior Sequential                                 01-Sep-06
A16             51,000,000.00            6   08/14 - 08/36      12.09   Senior Sequential                                 01-Sep-06
A11             53,340,000.00         5.93   10/06 - 08/36       5.02   Senior Sequential Floater, Cap Corridor Contract  25-Sep-06
A12             53,340,000.00         0.07   10/06 - 08/36       5.02   Senior IO Inverse, Notional Balance               25-Sep-06
Subs            15,610,296.62            6   10/06 - 08/36      10.63   Subordinate                                       01-Sep-06
Class A-P          773,946.90        0.000                              Ratio-stripped PO
Class A-V      416,270,443.52                                           Variable Strip IO
             =================
               416,270,443.52

COLLATERAL REPLINE

                                                                                        Weighted       Weighted
                                                Weighted        Weighted                average        average
                                Aggregate       average         average                 original       remaining
                                principal       mortgage        servicing               term to        term to
                                balance         rate            fee rate          maturity (months)   maturity (months)

-------------------------------------------------------------------------------------------------------------
    Discounted Loans - IO Ter$4,521,732.29      6.1964046665    0.2800000000             360             359
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
    Discounted Loans - Non I$29,421,426.92      6.1350143160    0.2800000000             359             357
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
    Non-Discounted Loans - $100,673,558.99s           6.6730          0.3300             360             359
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
    Non-Discounted Loans - $281,653,725.32            6.6230          0.3300             359             359
-------------------------------------------------------------------------------------------------------------

SUPER SENIOR/SENIOR SUPPORT CLASSES
  A5 supports A6.

FLOATERS/INVERSES
A2                    LIBOR + 0.30%, 7.50% cap, 0.30% floor, 5.63% initial coupon
A3                    7.20% - LIBOR, 7.20% cap, 0.00% floor, 1.87% initial coupon
A13                   LIBOR + 0.35%, 7.50% cap, 0.35% floor, 5.68% initial coupon
A14                   -3.96825397*LIBOR + 28.42063492%, 28.42063492% Cap, 0% Floor,
A11                   LIBOR + 0.60%, 6.0% cap, 0.60% floor, 5.93% initial coupon
A12                   5.4% - LIBOR, 5.4% cap, 0.00% floor, 0.07% initial coupon

CAP CORRIDOR CONTRACT
A11 is the beneficiary of a cap corridor contract.  The counterparty is U.S. Bank National Association.  The strikes are 5.40% and
8.90% and schedule is on the next worksheet tab.

NOTIONAL BALANCES
A3 reduces with A2.
A9 reduces with A8.
A12 reduces with A11.
A4 reduces with A1.

SENIOR PAY RULES
Non-PO Principal Distribution:
                    a)Pay A5 and A6 pro rata Priority Amount .
                    b)Pay R1 until retired.
                    c)Pay R2 until retired
                    d)Pay R3 until retired
                    e)Concurrently
                      i) Pay 14.8213600973641% to A11
                      ii) Pay 85.1786399026358% sequentially as follow:
                                           ii.a) Concurrently
                                            ii.a.l)  Pay 9.78297449382889% to A2
                                            ii.a.m) Pay 2.44574362345722% to A7
                                            ii.a.n) Pay 3.34421200097047% to A15
                                            ii.a.o) Pay 46.4691288456872% sequentially as follows:
                                                            ii.a.o.1) Pay  A8
                                                            ii.a.o.2) Pay A10
                                            ii.a.p) Pay 37.9579410360561% sequntially as follows:
                                                            ii.a.p.1) Pay $120.00 to A13 and A14 pro-rata
                                                            ii.a.p.2) IF current month is greater than 24 month, Pay $690,000 to A1
                                                            ii.a.p.3) Pay A13, A14 pro-rata
                                                            ii.a.p.4) Pay A1
                                           ii.b) Pay A16
                    f)Pay A5 and A6 pro rata until retired.

Priority Amount :
Priority Amount = the sum of
                      (i) the product of (A) Scheduled Amortization, (B) the Shift Percentage and (C) Priority Percentage, and
                      (ii) the product of (A) Unscheduled Amortization, (B) the Shift Percentage and (C) Priority Percentage.

Shift Percentage =
Months 1-60                                                                               0%
Months 61-72                                                                             30%
Months 73-84                                                                             40%
Months 85-96                                                                             60%
Months 97-108                                                                            80%
Months 109 and on                                                                       100%

Priority Percentage  =                                       A5 Balance + A6 Balance
                                                             ================================
                                                             Non-PO Collateral Balance

Cap Corridor Contract Schedule

       Period               Date               Balance
       Total

         0                28-Sep-06         53,340,000.00
         1                25-Oct-06         52,874,011.80
         2                25-Nov-06         52,356,190.12
         3                25-Dec-06         51,787,328.86
         4                25-Jan-07         51,168,359.02
         5                25-Feb-07         50,500,347.14
         6                25-Mar-07         49,784,493.13
         7                25-Apr-07         49,022,127.51
         8                25-May-07         48,214,708.05
         9                25-Jun-07         47,363,815.78
         10               25-Jul-07         46,471,150.46
         11               25-Aug-07         45,538,525.45
         12               25-Sep-07         44,567,862.04
         13               25-Oct-07         43,561,183.25
         14               25-Nov-07         42,573,752.34
         15               25-Dec-07         41,605,208.48
         16               25-Jan-08         40,655,197.58
         17               25-Feb-08         39,723,372.14
         18               25-Mar-08         38,809,391.18
         19               25-Apr-08         37,912,920.10
         20               25-May-08         37,033,630.56
         21               25-Jun-08         36,171,200.33
         22               25-Jul-08         35,325,313.24
         23               25-Aug-08         34,495,659.01
         24               25-Sep-08         33,681,933.20
         25               25-Oct-08         32,883,837.02
         26               25-Nov-08         32,101,077.30
         27               25-Dec-08         31,333,366.36
         28               25-Jan-09         30,580,421.88
         29               25-Feb-09         29,841,966.85
         30               25-Mar-09         29,117,729.43
         31               25-Apr-09         28,407,442.88
         32               25-May-09         27,710,845.43
         33               25-Jun-09         27,027,680.25
         34               25-Jul-09         26,357,695.29
         35               25-Aug-09         25,700,643.24
         36               25-Sep-09         25,056,281.41
         37               25-Oct-09         24,424,371.65
         38               25-Nov-09         23,804,680.30
         39               25-Dec-09         23,196,978.05
         40               25-Jan-10         22,601,039.91
         41               25-Feb-10         22,016,645.08
         42               25-Mar-10         21,443,576.93
         43               25-Apr-10         20,881,622.88
         44               25-May-10         20,330,574.32
         45               25-Jun-10         19,790,226.57
         46               25-Jul-10         19,260,378.79
         47               25-Aug-10         18,740,833.89
         48               25-Sep-10         18,231,398.51
         49               25-Oct-10         17,731,882.88
         50               25-Nov-10         17,242,100.81
         51               25-Dec-10         16,761,869.61
         52               25-Jan-11         16,291,010.00
         53               25-Feb-11         15,829,346.10
         54               25-Mar-11         15,376,705.28
         55               25-Apr-11         14,932,918.21
         56               25-May-11         14,497,818.70
         57               25-Jun-11         14,071,243.70
         58               25-Jul-11         13,653,033.20
         59               25-Aug-11         13,243,030.24
         60               25-Sep-11         12,841,080.76
         61               25-Oct-11         12,492,706.32
         62               25-Nov-11         12,151,755.24
         63               25-Dec-11         11,818,083.42
         64               25-Jan-12         11,491,549.54
         65               25-Feb-12         11,172,014.93
         66               25-Mar-12         10,859,343.54
         67               25-Apr-12         10,553,401.90
         68               25-May-12         10,254,059.09
         69               25-Jun-12         9,961,186.65
         70               25-Jul-12         9,674,658.56
         71               25-Aug-12         9,394,351.19
         72               25-Sep-12         9,120,143.25
         73               25-Oct-12         8,865,518.94
         74               25-Nov-12         8,616,538.07
         75               25-Dec-12         8,373,088.15
         76               25-Jan-13         8,135,058.83
         77               25-Feb-13         7,902,341.90
         78               25-Mar-13         7,674,831.20
         79               25-Apr-13         7,452,422.62
         80               25-May-13         7,235,014.03
         81               25-Jun-13         7,022,505.28
         82               25-Jul-13         6,814,798.13
         83               25-Aug-13         6,611,796.23
         84               25-Sep-13         6,413,405.09
         85               25-Oct-13         6,243,193.98
         86               25-Nov-13         6,076,873.85
         87               25-Dec-13         5,914,363.36
         88               25-Jan-14         5,755,582.79
         89               25-Feb-14         5,600,454.02
         90               25-Mar-14         5,448,900.47
         91               25-Apr-14         5,300,847.08
         92               25-May-14         5,156,220.29
         93               25-Jun-14         5,014,948.02
         94               25-Jul-14         4,876,959.58
         95               25-Aug-14         4,742,185.75
         96               25-Sep-14         4,610,558.63
         97               25-Oct-14         4,501,187.42
         98               25-Nov-14         4,394,246.56
         99               25-Dec-14         4,289,684.62
        100               25-Jan-15         4,187,451.24
        101               25-Feb-15         4,087,497.06
        102               25-Mar-15         3,989,773.77
        103               25-Apr-15         3,894,234.00
        104               25-May-15         3,800,831.39
        105               25-Jun-15         3,709,520.50
        106               25-Jul-15         3,620,256.84
        107               25-Aug-15         3,532,996.81
        108               25-Sep-15         3,447,697.74
        109               25-Oct-15         3,379,045.90
        110               25-Nov-15         3,311,725.78
        111               25-Dec-15         3,245,711.98
        112               25-Jan-16         3,180,979.56
        113               25-Feb-16         3,117,504.07
        114               25-Mar-16         3,055,261.52
        115               25-Apr-16         2,994,228.35
        116               25-May-16         2,934,381.48
        117               25-Jun-16         2,875,698.24
        118               25-Jul-16         2,818,156.39
        119               25-Aug-16         2,761,734.13
        120               25-Sep-16         2,706,369.39
        121               25-Oct-16               0